RELEASE AGREEMENT AND COVENANT NOT TO SUE

This Release Agreement and Covenant Not to Sue (this “Release”) is hereby made, executed and delivered as of this 30th day of November, 2015, by Mr. Charles S. Roberts to and for the benefit of ACRE Realty Investors, Inc., ACRE Realty LP, A-III Investment Partners LLC, A-III Manager LLC, each of their respective affiliates and each of their and their affiliates’ respective shareholders, members, partners, directors, officers, managers, employees, benefit plans, and each of the respective successors and assigns thereof (collectively, the “Released Parties”).

Reference is made to:

(i)      that certain Stock Purchase Agreement, dated as of November 19, 2014, by and among Roberts Realty Investors, Inc., a Georgia corporation, Roberts Properties Residential, L.P., a Georgia limited partnership and A-III Investment Partners LLC, a Delaware limited liability company (the “Stock Purchase Agreement”);

(ii)      that certain Employment Agreement, dated as of January 30, 2015, by and between Charles S. Roberts and ACRE Realty Investors, Inc. (formerly known as Roberts Realty Investors, Inc.) (the “Employment Agreement”);

(iii)      that certain Sales Contract having an Effective Date of January 26, 2015, with respect to the sale by ACRE Realty LP to Bradley Park Apartments, LLC, of approximately 22.03 acres of land located in Forsyth County, Georgia (the “Bradley Park land”), as amended by that certain First Amendment to Sales Contract having an Amendment Effective Date of July 24, 2015, that certain Second Amendment to Sales Contract having a Second Amendment Effective date of September 3, 2015, that certain Third Amendment to Sales Contract having a Third Amendment Effective Date of November 11, 2015, and that certain Fourth Amendment to Sales Contract having a Fourth Amendment Effective Date of November 17, 2015 (such Sales Contract, as so amended, the “Bradley Park Sales Contract”); and

(iv) that certain proposed Fifth Amendment to the Bradley Park Sales Contract of even date herewith (the “Fifth Amendment to the Bradley Park Sales Contract”).

As amended by the Fifth Amendment to the Bradley Park Sales Contract, the Bradley Park Sales Contract as so amended is hereinafter referred to as the “Bradley Park Sales Contract, as so amended” or the “Bradley Park Sales Contract, as amended.”

1.      Consideration for this Release. Charles S. Roberts hereby acknowledges that delivery of this Release to the Released Parties is a material inducement to ACRE Realty LP’s willingness to enter into the Fifth Amendment to the Bradley Park Sales Contract referenced above and to consummate the transactions contemplated by the Bradley Park Sales Contract, as so amended, that ACRE Realty LP would not do so without the benefit of the provisions of this Release and that the execution and delivery by ACRE Realty LP of the Fifth Amendment to the Bradley Park Sales Contract and the willingness of ACRE Realty LP to consummate the transactions contemplated by the Bradley Park Sales Contract, as so amended, are good and valuable consideration for the release and agreements of Charles S. Roberts contained in this Release.

2.      Release and Covenant Not to Sue. In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Charles S. Roberts, for himself and for and on behalf of each of his affiliates, hereby releases and forever discharges, and covenants not to assert or file any claim against, any of the Released Parties from or with respect to any and all promises, liabilities, amounts due or payable, indebtedness, losses, claims, litigation, demands and causes of action, known or unknown, fixed or contingent, including, but not limited to, any actions brought in tort or for breach of contract, or under any federal or state statute, law or regulation, which the undersigned has, had or purports to have at any time against any of the Released Parties, relating to, arising out of or resulting from:

(i) the Bradley Park Sales Contract, as amended,

(ii) the consummation of the transactions contemplated by the Bradley Park Sales Contract, as amended, and

(iii) any termination of the Bradley Park Sales Contract, as amended, by either party thereto in accordance with the terms and conditions thereof, including but not limited to (A) the effect of any such termination on ACRE Realty Investors, Inc. or ACRE Realty LP or their respective shareholders, partners, or affiliates, as applicable, including but not limited to Mr. Charles S. Roberts and his affiliates, (B) the effect of any such termination on the Stock Purchase Agreement, including but not limited to the Post-Closing Adjustment under Section 1.3 thereof, and (C) the effect of any such termination on the rights of Mr. Charles S. Roberts under the Employment Agreement, including but not limited to the termination by ACRE Realty Investors, Inc. of any right on the part of Charles S. Roberts under the Employment Agreement to participate in the marketing, sale or purchase of the Bradley Park land, it being agreed and understood by the undersigned Mr. Charles S. Roberts that, notwithstanding the terms and conditions of the Employment Agreement, in the event of any such termination of the Bradley Park Sales Contract, as amended, Mr. Charles S. Roberts shall have no right, whether under the Employment Agreement or otherwise, to participate, directly or indirectly through any affiliate, in the marketing, sale or purchase of the Bradley Park land;

provided, however, that the foregoing Release and Covenant Not to Sue does not apply to or affect: (1) any claim to which Bradley Park Apartments, LLC may become entitled under the Bradley Park Sales Contract, as amended, as a result of any actual breach by ACRE Realty LP of its obligations under the Bradley Park Sales Contract, as amended; (2) the undersigned Charles S. Roberts’ rights to indemnification, advancement of expenses and exculpation by ACRE Realty Investors, Inc. as provided in the Articles of Incorporation and Bylaws of ACRE Realty Investors, Inc., and pursuant to the Director and Officer Indemnification Agreement between ACRE Realty Investors, Inc. and Charles S. Roberts; (3) Charles S. Roberts’ rights as an insured under the Directors and Officers Insurance Policies of ACRE Realty Investors, Inc. and Roberts Realty Investors, Inc.; and (4) except as provided in clause (iii) of Section 2 above, the rights and obligations of the Parties under the Employment Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Release as of the date first written above.

/s/ Charles S. Roberts
Charles S. Roberts

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